Exhibit 99
THE MIDLAND COMPANY
7000 MIDLAND BOULEVARD
AMELIA, OHIO 45102-2607
(513) 943-7100
MAILING ADDRESS
P.O. BOX 1256
CINCINNATI, OHIO 45201

For Immediate Release	January 27, 2006
Contact:
John I. Von Lehman, Executive Vice President and CFO
(513) 943-7100
The Midland Company Anticipates Strong Fourth-Quarter
and Record Full-Year Results
• Anticipates Fourth-Quarter Earnings Per Share in $1.00 to $1.03 Range
• Anticipates Record Full-Year Earnings Per Share in $3.34 to $3.37 Range
• Increases Dividend For 20th Consecutive Year
• Provides Preliminary 2006 Outlook
Cincinnati, Ohio, January 27, 2006 — The Midland Company (Nasdaq: MLAN), a highly focused provider of specialty insurance products and services, today announced that it anticipates strong fourth-quarter earnings and record setting full-year results. Based on preliminary data, the company is anticipating net income for the fourth quarter in range of $19.0 million to $20.0 million, or $1.00 to $1.03 on a per share basis. This compares to fourth-quarter 2004 net income of $23.6 million, or $1.22 per share. All per share amounts are on an after-tax diluted basis.
Net income before realized capital gains* for the quarter is anticipated to be in the range of 97 cents to $1.00 per share. This compares to net income before realized capital gains* for the fourth quarter of 2004 of $1.08. The company believes that this non-GAAP financial measure provides a clearer picture of the underlying operating activities than the GAAP measure of net income, as it removes potential issues such as timing of investment gains (or losses) and allows readers to individually assess these components of net income.
John W. Hayden, Midland president and chief executive officer said, “We are very pleased with our expected fourth quarter results. During the quarter, our core lines of business continued to produce strong non-catastrophe underwriting results. We did experience catastrophe impacts from Hurricane Wilma and the purchase of fourth event reinsurance coverage in October 2005, which combined to reduce our fourth-quarter earnings by 32 cents per share. Given these considerations, our underlying non-catastrophe underwriting results continue to be excellent.
Hayden added, “We are anticipating record full-year results in the range of $3.34 to $3.37 per share. This compares to the prior record of $2.83 per share set in 2004. Net income before realized capital gains* for the full year is also anticipated to be at a record level, in the range of $3.13 to $3.16 per share. This compares to the previous record of $2.49 per share in 2004.
Hayden said, “The solid performance of our property and casualty specialty products underscores our sound business fundamentals. All year long, we have consistently seen excellent non-catastrophe underwriting results from our core products. It is truly a testament to our fundamental strength that we were able to produce record earnings even after absorbing such abnormally high catastrophe losses during the year, including Hurricane Katrina, the costliest hurricane in U.S. history.

The Midland Company Anticipates Strong Fourth-Quarter and Record Full-Year Results January 27, 2006
Upcoming Conference Call
The company will further discuss its 2005 results and 2006 outlook at its quarterly conference call on February 16, 2006 at 1:30 p.m. (EST).
Increases Dividend For 20th Consecutive Year
Midland announced that its Board of Directors approved an 8.9 percent increase in the company’s annual indicated dividend to 24.5 cents per share from 22.5 cents per share. As a result, the next quarterly dividend, payable April 5, 2006 to shareholders of record as of March 22, 2006, will be 6.125 cents per share, up from the previous level of 5.625 cents per share.
“This marks the 20th consecutive year that we have increased Midland’s annual dividend. This increase, combined with the previous 19 years, equates to a 10.5 percent compound annual growth rate for the period. We are pleased that our consistent growth and profitability have enabled us to reward shareholders by increasing dividends year after year,” Hayden said. “This 8.9 percent increase is indicative of the confidence we have in the future success of our business.”
2006 Outlook
“The fundamental profitability of our current specialty product mix leaves us very confident as we move into 2006. We are pleased to report that our catastrophe reinsurance programs have been successfully placed for 2006, including an additional $40 million in protection above our previous $110 million cover. Nearly all of our reinsurance business partners from 2005 are participating on our 2006 program. It should be noted that after 2005’s costly hurricane season, we will absorb a significant increase in our reinsurance cost in 2006, with the base premium for our core catastrophe program nearly doubling our 2005 cost. This increase, along with the cost of the additional cover, will adversely impact our 2006 earnings by approximately 42 cents per share. While we will employ every effort to recoup these costs through appropriate rate increases and/or product changes, these efforts will likely produce minimal benefit to our 2006 bottom line, and likely will not be fully realized until 2007. Given this condition and assuming normal weather patterns, we anticipate a full year 2006 property and casualty combined ratio in the range of 93.5 percent to 95.0 percent,” Hayden said. “We also anticipate moderately higher levels of investment income. Based on these levels of underwriting profit and investment income, we anticipate full-year 2006 (diluted) earnings per share in the range of $2.85 to $3.15, assuming no net realized capital gains or losses.”
“With respect to top-line, we continue to make significant investments in our sales organization and are beginning to see momentum in some of our distribution channels. We are also beginning to make notable progress with respect to our brand recognition initiatives. This progress, however, is somewhat offset by the continued decline in premium volume associated with several large manufactured housing lender accounts. Further dampening the company’s premium growth efforts are some deliberate exposure management actions to reduce concentrations in certain product lines in coastal areas. All said, we anticipate low to mid-single digit premium growth (on a percentage basis) in 2006, over the 2005 levels.”
About the Company
Midland, which is headquartered in Cincinnati, Ohio, is a provider of specialty insurance products and services through its wholly owned subsidiary, American Modern Insurance Group, which accounts for approximately 95 percent of Midland’s consolidated revenue. American Modern specializes in writing physical damage insurance and related coverages on manufactured housing and has expanded to other specialty insurance products including coverage for site-built homes, motorcycles, watercraft, snowmobiles, recreational vehicles, physical damage on long-haul trucks, extended service contracts, excess and surplus lines coverages, credit life and related products as well as collateral protection and mortgage fire products sold to financial institutions and their customers. Midland also owns a niche transportation business, M/G Transport Group, which operates a fleet of dry cargo barges for the movement of dry bulk commodities on the inland waterways. Midland’s common stock is traded on the Nasdaq National Market under the symbol MLAN. Additional information on the company can be found on the Internet at www.midlandcompany.com.

The Midland Company Anticipates Strong Fourth-Quarter and Record Full-Year Results January 27, 2006
*Non-GAAP Measure and Reconciliation to GAAP Measure
Net income before realized capital gains is a non-GAAP measure. Items excluded from this measure are significant components in understanding and assessing financial performance. The company believes that this non-GAAP financial measure provides a clearer picture of the underlying operating activities than the GAAP measure of net income, as it removes potential issues such as timing of investment gains (or losses) and allows readers to individually assess these components of net income.
Reconciliation to GAAP:

	Fourth Quarter
	2005		2004
	Estimated Range		Actual
Per Share Amounts (After-Tax, Diluted):
Net Income Before Realized Capital Gains	$0.97	$1.00	$1.08
Net Realized Capital Gains	0.03	0.03	0.14

Net Income (GAAP)	$1.00	$1.03	$1.22

	Full Year
	2005		2004
	Estimated Range		Actual
Per Share Amounts (After-Tax, Diluted):
Net Income Before Realized Capital Gains	$3.13	$3.16	$2.49
Net Realized Capital Gains	0.21	0.21	0.34

Net Income (GAAP)	$3.34	$3.37	$2.83

Forward Looking Statements Disclosure
Certain statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include certain discussions relating to underwriting, premium and investment income volume, business strategies, profitability and business relationships, as well as any other statements concerning the year 2005 and beyond. The forward-looking statements involve risks, uncertainties and other factors that may cause results to differ materially from those anticipated in those statements. Factors that might cause results to differ from those anticipated include, without limitation, adverse weather conditions, changes in underwriting results affected by adverse economic conditions, fluctuations in the investment markets, changes in the retail marketplace, changes in the laws or regulations affecting the operations of the company or its subsidiaries, changes in the business tactics or strategies of the company, its subsidiaries or its current or anticipated business partners, the financial condition of the company’s business partners, acquisitions or divestitures, changes in market forces, litigation and the other risk factors that have been identified in the company’s filings with the SEC, any one of which might materially affect the operations of the company or its subsidiaries. Any forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.